INVESTOR PRESENTATION, JUNE 2013 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), comparable net operating income (“NOI”), and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on June 4, 2013. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Announced strategic capital partnership with QIC to form a joint venture in eight regional malls  Announced termination of put rights associated with the 3.625% Puttable Equity-Linked Senior Notes due 2014  Strategic capital partnership with AIG Global Real Estate for 3700M, an apartment project in Dallas  Fitch Ratings initiates “BB-” Rating  Completed redemption of $53.3 million, 7.625% Senior Notes due 2015 and all of the outstanding 7.0% Preferred Stock  Multifamily Development Equity Fund formed in partnership with Arizona State Retirement System 8

QIC STRATEGIC CAPITAL PARTNERSHIP  GOAL: Securing strategic capital partners to invest with us in both existing assets and new opportunities.  STATUS: On June 3, 2013 Forest City and QIC announced the signing of an agreement to form joint ventures to recapitalize and invest in a portfolio of eight of Forest City’s regional retail malls. Final closing of the joint ventures is anticipated before the end of the company’s fiscal third quarter.  JOINT VENTURE: Forest City will retain 51 percent interest and QIC will acquire 49 percent interest in the overall joint venture, with ownership of the individual properties varying based on existing partnerships at a number of the malls. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.  IMPACT: The transaction values the eight properties at a total of $2.05 billion, representing a cap rate of approximately 5.75 percent on forecasted 2013 net operating income. Sales at the eight malls currently average approximately $500 per square foot, on a rolling 12-month basis. Upon closing, Forest City expects to raise cash liquidity of approximately $330 million, after transaction costs. 9

TERMINATION OF PUT RIGHTS ON 3.625% PUTTABLE EQUITY-LINKED SENIOR NOTES DUE 2014  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: On May 31, 2013, pursuant to the Indenture governing our outstanding 3.625% Puttable Equity-Linked Senior Notes due 2014 (“the Notes”) the Company provided notice to the holders of the Notes that the put rights associated with the Notes will terminate on June 20, 2013 (“Put Rights Termination Notice”). Upon issuance of the Put Rights Termination Notice, holders may put their Notes to the Company at anytime through June 20, 2013. Holders electing to put their Notes between May 31, 2013 and June 20, 2013, will receive the current put value rate provided under the Indenture of 68.7758 shares of our Class A common stock, par value $0.33-1/3 per share, per $1,000 principal amount of Notes put to the Company, together with a cash payment for interest payable on such Notes through October 14, 2013, and cash in lieu of fractional shares. As of May 31, 2013, there was $61,147,000 aggregate principal amount of the Notes outstanding.  IMPACT: Any resulting put by the holders following the Put Rights Termination Notice through June 20, 2013 will support our continued focus on reducing debt and improving our balance sheet. Any put by a holder will be executed at the current put value rate for the Notes and will be non-dilutive to Forest City shareholders. 10

AIG STRATEGIC EQUITY PARTNERSHIP  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: Closed on a strategic capital partnership with AIG Global Real Estate in May 2013, for the development of 3700M, a 381-unit apartment project in the West Village neighborhood of Dallas.  PROJECT: Construction began in December 2012 and is expected to complete its first phase in the third quarter of 2014. The project is located at 3700 McKinney Avenue at Blackburn Street, and will include a 21-story tower as well as a five- story mid-rise component that will be topped with a landscaped amenities deck. The apartment project is designed to meet LEED certification standards.  IMPACT: “As we continue to see demand for new multifamily product in our core markets, we are teaming with equity partners, such as AIG, to invest with us in new projects. This is a key element of our strategy in building a strong, sustaining capital structure while continuing to take advantage of new opportunities in these markets.” - David LaRue, Forest City president and chief executive officer. 11

FITCH RATINGS INITIATES ‘BB-’ RATING; OUTLOOK STABLE  GOAL: Continue to improve the overall risk profile of the company, through building a strong, sustaining capital structure.  STATUS: On March 26, 2013 Fitch Ratings assigned initial credit ratings to Forest City Enterprises, which are:  IMPACT: Fitch’s positive comments and “stable outlook” reaffirm the steps we have taken as a company to improve our debt metrics. This rating follows an upgraded Senior Note Credit Rating issued by Standard & Poor’s to “B”, and Moody’s reaffirming their positive outlook for Forest City. The rating also gives us an additional benchmark to measure our progress as we continue to de-lever and work to improve our balance sheet metrics. Continuing to achieve additional improvement in all of our corporate debt ratings will remain a high priority. 12 Rating Issuer Default Rating (IDR) ‘BB-’ Bank revolving credit facility ‘BB-’ Senior unsecured notes ‘BB-’ Convertible senior unsecured notes ‘BB-’

REDE MPTION OF 7.625% SENIOR NOTES AND CONVERTIBLE PREFERRED STOCK  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, and dividend distribution while improving our debt metrics.  STATUS: On March 15, 2013, Forest City redeemed all the outstanding shares of its preferred stock, approximately 211,038 shares, or $10.5 million aggregate liquidation preference, outstanding at the time of notice. After the time of notice and prior to the redemption date, 109,768 shares or approximately $5.4 million aggregate liquidation preference, were converted to shares of Class A common stock pursuant to the original terms of the Series A preferred stock. Separately, we redeemed on March 29, 2013, the remaining $53.3 million 7.625% Senior Notes due 2015.  IMPACT: The two transactions resulted in a permanent reduction of annual fixed charges by $4.8 million. These transactions reduced outstanding senior notes by $53.3 million and Preferred Stock by $10.5 million, and resulted in overall improved debt metrics. 13

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: Closed on a strategic capital partnership with Arizona State Retirement System (“ASRS”) in December, 2012. The $400 million equity fund will invest in multifamily development in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco.  SELECTION: Forest City chosen by ASRS based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  FUNDING: 75% ASRS, 25% Forest City  IMPACT: Equity to be paired with project financing for estimated aggregate development investment of $800 million – $1 billion. 14

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Only 11% of debt is corporate recourse debt; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 15

Foundry Lofts Washington, D.C. This adaptive reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 16

BALANCED, DIVERSE NOI SOURCES (1) Includes limited-distribution subsidized senior housing. (2) Includes write-offs of abandoned development projects, non-capitalizable development costs, and unallocated management and service company overhead, net of tax credit income. (3) Includes Richmond, Virginia. (4) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 17 NOI by Product Type: 168,855$ NOI by Market 163,088$ Non-recurring land sales 8,927 Non-recurring land sales 8,927 Arena 2,475 Arena 2,475 The Nets (2,981) The Nets (2,981) Corporate Activities (14,123) Corporate Activities (14,123) Other (2) (13,322) Other (2) (13,322) Military Housing 5,767 Grand Total NOI 149,831$ Grand Total NOI 149,831$ Three Months Ended April 30, 2013Three Months Ended April 30, 2013 Net Operating Income by Product Type Pro-Rata Consolidation (dollars in thousands) Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) Retail $60,886 36.0% Office $56,360 33.4% Apartments (1) $40,713 24.1% Military Housing $5,767 3.4% Hotels $1,278 0.8% Land $3,851 2.3% New York City $49,400 30.3% Los Angeles $16,389 10.0% Greater Washington, D.C.(3) $15,975 9.8% Boston $10,847 6.6% Greater San Francisco $10,783 6.6% Denver $8,875 5.4% Philadelphia $6,130 3.8% Chicago $5,474 3.4% Dallas $1,300 0.8% Non-Core Markets $25,747 15.8% Regional Malls(4) $12,168 7.5%

NOI BY PRODUCT TYPE AND MARKET(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 18 Three Months Ended April 30, 2013 New York City 54% 22% 13% 30.3% Los Angeles 0% 23% 5% 10.0% Washington DC 10% 10% 13% 9.8% Boston 16% 0% 6% 6.6% San Francisco 2% 10% 9% 6.6% Denver 0% 6% 4% 5.4% Philadelphia 2% 2% 10% 3.8% Chicago 2% 2% 9% 3.4% Dallas 0% 0% 4% 0.8% Regional Malls (2) 0% 20% 0% 7.5% Total "Core NOI" 84.2% Cleveland 10% 2% 20% Pittsburgh 3% 2% 1% Florida 0% 0% 1% Other Markets 1% 1% 5% Non-Core Market NOI 15.8% 100% 100% 100% 100.0% Total NOI by Market Office Retail Apartments

NOI BY MARKET AND PRODUCT TYPE(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 19 Three Months Ended April 30, 2013 Office Retail Apartments SUM New York City 62% 28% 10% 100% Los Angeles 0% 90% 10% 100% Washington DC 34% 38% 28% 100% Boston 80% 0% 20% 100% San Francisco 9% 59% 32% 100% Denver 5% 70% 25% 100% Philadelphia 21% 23% 56% 100% Chicago 15% 25% 60% 100% Dallas 0% 0% 100% 100% Cleveland 39% 7% 54% 100% Pittsburgh 27% 69% 4% 100% Florida 0% 86% 14% 100% Las Vegas 0% 100% 0% 100% Other Markets 9% 60% 31% 100% 36% 41% 23% 100%

RECENTLY OPENED: BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  84% of forecasted contractually obligated revenues currently under contract.  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Has already welcomed approximately 1.7 million visitors for a wide variety of sports and entertainment events, including 56 sold-out events as of May 18, 2013. 20

RECENTLY OPENED: BOILERMAKER SHOPS 21  Located at The Yards in Washington, D.C.  Opened Q4 2012  A 39,000 s.f. adaptive reuse project  Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard  As of May 27, 2013, 63% Leased

RECENTLY OPENED: THE CONTINENTAL 22  Located in Dallas, Texas  Opened: Q1 – 2013  203 Unit Apartment Building  Located at our Mercantile Place on Main development  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to Barclays Center  Construction began Q4 2012  Anticipated opening of Q2 2014  Will be built using modular construction  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 SF of ground floor retail  Full Service Building with luxury amenities  Expected to achieve LEED Silver certification 23

UNDER CONSTRUCTION: LUMBER SHED • 32,000 s.f. mixed-use office building with street-level restaurants • 80% lease commitment • Q3-13 anticipated opening TWELVE12 • A mixed-use project with 218 rental apartments above 88,000 s.f. of street level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • 90% lease commitment (retail) • Q3-14 anticipated opening 24

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the Neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.


Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Foundry Lofts Apts.
Completed Late 2011
Currently 95% Leased
Riverfront Park (5.5 Acres)
Completed Fall 2010
Lumber Shed
Dining/Office
Expected Opening Q3-2013
M STREET SE
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
N STREET SE
TINGEY STREET SE
WATER STREET SE
RIVER STREET
WASHINGTON NAVY YARD
NATIONALS BALLPARK
ANACOSTIA RIVER
Retail
Residential
Office
theyards

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ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  6,400 Residential Units  2,250 Affordable Units  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FC cash investment of approximately $500 million B2 26

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting operating efficiencies and improved customer experience. 27

Pro-Rata Consolidation (Dollars in thousands) Q1 2013 Q1 2012 Comparable NOI - Total 143,494$ -1.9% 146,249$ Comparable NOI - Office 55,846$ -6.0% 59,425$ Comparable NOI - Retail 53,395$ 0.5% 53,131$ Comparable NOI - Residential 34,253$ 1.7% 33,693$ Total "Core NOI" 137,341$ -0.3% 137,786$ Funds From Operations 53,143$ -40.4% 89,152$ Operating Funds From Operations 31,635$ -45.4% 57,910$ April 30, 2013 January 31, 2013 Total Mortgage debt and notes payable, nonrecourse 7,256,712$ -0.6% 7,297,685$ Total Projects under Construction & Development 1,116,848$ -1.9% 1,138,497$ % Change % Change Q1 2013 RESULTS - AT A GLANCE 28 “Despite a mixed first quarter with many moving pieces, we continue to see solid underlying fundamentals across our portfolio and in our core markets. We are confident in our outlook for 2013” – David LaRue, President and CEO

Q1 2013 RESULTS - AT A GLANCE

We are committed to execute on our strategy of operational excellence

	Q1 2013	% Change	Q1 2012
FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis)	$ 476	4.4%	$ 456
Residential Total Comparable Monthly Average Rental Rates	$ 1,284	4.1%	$ 1,233
	Contractual Rent PSF (1) (2)	% Change	Prior Rent PSF. (1) (2)
12 Month Regional Mall Leasing Spread PSF (New vs Expiring)	$ 52.21	14.7%	$ 45.53
12 Month Office Leasing Spread PSF (New vs Expiring)	$ 42.71	10.9%	$ 38.51

(1) Retail and Office contractual rent per square foot includes base rent, fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. Beginning in the first quarter of 2013, we included real estate taxes in the rental rate comparisons. Prior rent comparisons were adjusted for comparability purposes.

(2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

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OFFICE PORTFOLIO OVERVIEW  47 properties, 13.0M s.f. in conventional and life science office  Concentrations in New York and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 30 91.5% 91.4% 90.4% 89.5% 91.0% 80.0% 85.0% 90.0% 95.0% 100.0% April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 Office Comparable Occupancy Recap For the three months ended:

APARTMENT PORTFOLIO OVERVIEW  121 apartment communities, 34,110 total units (24,209 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles (shown) – Presidio Landmark, San Francisco Metro 417, Los Angeles 31 94.9% 94.8% 94.7% 94.7% 94.5% 80.0% 85.0% 90.0% 95.0% 100.0% April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 Residential Comparable Occupancy Recap For the three months ended:

RETAIL PORTFOLIO OVERVIEW  45 centers, 24.1M total s.f., 14.7M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York Westchester’s Ridge Hill, Yonkers, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data in the Company's supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. 32 $456 $461 $465 $470 $476 $400 $440 $480 April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented

STAPLETON 33 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. In 2011, a new interchange opened on Interstate 70 in Denver that greatly enhances access to Stapleton, particularly the northern portion of the project, opening the area for additional development. 2012 marked the tenth anniversary of the first residents moving into Stapleton. Today, this 4,700-acre, mixed use community is home to an estimated 15,000 residents and includes 4,700 homes, 779 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 9 schools, and 800 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 1,800 acres to date, with 1,062 acres remaining for future development. Recent openings and current projects under development can be found in the appendix.

34 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in the Northern Hemisphere (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

35 * Includes assumed redemption of approximately $61m of 3.625% Puttable Equity-Linked Senior Notes due 2014 ** Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 YTD vs. 2009 Year End (in millions) $1,084 $786 565* 178 125 570 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred to Equity Exchanging Straight Debt for Conv Debt/Preferred Debt Paydowns/Buybacks 2013 Year to Date Actively Accessing the Capital Markets Wtd Average Int Rate** 5.8% Wtd Average Int Rate** 5.7%

36 ADDRESSING RECOURSE DEBT MATURITIES 2 9 46 5 1 3 2 22 5 85 1 5 0 3 5 0 4 0 0 50 0 10 5 2 9 20 0 3 0 0 20 0 15 0 1 0 0 1,58 4 0 200 400 600 800 1,000 1,200 1,400 1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2034 Total Mil lion s ($ ) Change in Recourse Debt Capacity - 4/30/2013 compared with 1/31/10 4/30/13 Non-Convertible Debt/Capacity 4/30/13 Convertible Debt 1/31/10 Debt/Capacity * On May 31, 2013, Forest City announced that is has given notice of its intention to terminate the put rights associated with its outstanding 3.625% Puttable Equity-Linked Senior Notes due 2014. *

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 37 Q1 2013 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (4) Commercial Real Estate A B =A+B Retail Regional Malls 45.2$ (3.3)$ 41.9$ 167.6$ (2,145.4)$ Specialty Retail Centers 15.7 (0.3) 15.4 61.6 (614.2) Subtotal Retail 60.9$ (3.6)$ 57.3$ 229.2$ (2,759.6)$ Office Life Science Office 13.0$ -$ 13.0$ 52.0$ (394.0)$ New York Office 31.3 3.2 34.5 138.0 (1,404.9) Central Business District 8.0 — 8.0 32.0 (131.4) Suburban/Other Office 4.1 — 4.1 16.4 (161.1) Subtotal Office 56.4$ 3.2$ 59.6$ 238.4$ (2,091.4)$ Hotels 1.3$ 1.4$ 2.7$ 11.0$ (66.5)$ Arena 2.5$ 7.1$ 9.6$ 38.5$ (139.6)$ Residential Real Estate Apartments 36.9$ 2.3$ 39.2$ 156.8$ (1,709.4)$ Subsidized Senior Housing 3.8$ 0.3$ 4.1$ 16.4$ (117.0)$ Military Housing 5.7$ (1.9)$ 3.8$ 15.0$ (54.1)$ Subtotal Rental Properties 167.5$ 8.8$ 176.3$ 705.3$ (6,937.6)$ Other (3.1) (5.6) (8.7) (35.0) — Total Rental Properties 164.4$ 3.2$ 167.6$ 670.3$ (6,937.6)$ Dev elopment Pipeline Debt Adjustment (5) — — — — 469.0 Adjusted Total Rental Properties 164.4$ 3.2$ 167.6$ 670.3$ (6,468.6)$ Net Asset Value Components - April 30, 2013 Completed Rental Properties (“CRP”)

NET ASSET VALUE DISCLOSURE *

(Dollars in millions at pro-rata)	Book Value [4]	Nonrecourse Debt [4]	Net Book Value
Development Pipeline			
Westchester's Ridge Hill (Adjusted for amounts included in CRP) [5]	$ 904.7	$ (469.0)	$ 435.7
Projects under construction	$ 158.1	$ (106.7)	$ 51.4
Adjusted projects under construction	$ 1,062.8	$ (575.7)	$ 487.1
Projects under development	$ 958.8	$ (193.2)	$ 765.6
Land held for development and sale	$ 61.6	$ (8.4)	$ 53.2
			$ 1,305.9
Other Tangible Assets			
Cash and equivalents	$ 286.6		$ 286.6
Restricted cash and escrowed funds	$ 405.2		$ 405.2
Notes and accounts receivable, net [6]	$ 455.5		$ 455.5
Net investments and advances to unconsolidated entities	$ 188.7		$ 188.7
Prepaid expenses and other deferred costs, net	$ 230.4		$ 230.4
Land held for divestiture	$ 11.5	$ (10.9)	$ 0.6
			$ 1,567.0
Recourse Debt and Other Liabilities			
Bank revolving credit facility	$ (45.0)		$ (45.0)
Senior and subordinated debt	$ (841.3)		$ (841.3)
Less: convertible debt	$ 461.0		$ 461.0
Construction payables	$ (112.7)		$ (112.7)
Operating accounts payable and accrued expenses [7]	$ (753.7)		$ (753.7)
			$ (1,291.7)
Weighted Average Shares Outstanding - Diluted			
Number of shares for the three months ended April 30, 2013 (In millions)	222.5		

* Footnotes provided in the appendix section

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39 IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price) Development Pipeline 100% of Pro Rata Cost Development Pipeline 0% of Pro Rata Cost FCE.A Stock Price as of 5/28/2013 A 19.55$ 19.55$ Wtd. Avg Shares Outstanding - Diluted B 222.5 222.5 Market Capitalization AXB= C 4,349.9$ 4,349.9$ Net Book Value of Development Pipeline 1,305.9$ -$ Net Book Value of Other Tangible Assets 1,567.0 1,567.0 Net Book Value of Recourse Debt and Other Liabilities (1,291.7) (1,291.7) D 1,581.2$ 275.3$ Implied Equity Value of Completed Rental Properties =C-D 2,768.7$ 4,074.6$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,468.6 6,468.6 Implied Gross Value of Completed Rental Properties 9,237.3$ 10,543.2$ Annualized Stabilized NOI for Completed Rental Properties 670.3$ 670.3$ Implied Cap Rate 7.3% 6.4%

Appendix  Lease Expirations 41  Pipeline 43  Military Housing 48  Select Financial Covenants 49  Westchester’s Ridge Hill – Site Plan 50  Asset Sales 51  Sustainability 52  Net Asset Value Components Footnotes 53  Operating Funds From Operations Definition 54  Reconciliation of Operating FFO to FFO 55  Reconciliation of Net Earnings/(Loss) to FFO 56 40

Office Lease Expirations (as of 4/30/2013) 41 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, common area maintenance and real estate taxes. (3) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 2013 2014 2015 2016 2017 Office Lease Expirations Percentage of Contractual Rent Expiring As of April 30, 2013 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (3) PERCENTAGE OF TOTAL LEASED GLA(1) CONTRACTUAL RENT EXPIRING(2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3) 2013 74 663,081 5.86% $ 12,931,209 3.64% $ 21.91 2014 69 897,894 7.93 24,124,798 6.78 45.06 2015 63 580,793 5.13 12,735,003 3.58 27.00 2016 71 1,078,587 9.52 28,461,161 8.00 35.41 2017 43 609,878 5.39 10,188,802 2.86 18.48

Retail Lease Expirations (as of 4/30/2013) 42 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes. (3) Square feet of expiring leases and average contractual rent per square feet (less real estate taxes) are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2013 2014 2015 2016 2017 Retail Lease Expirations Percentage of Contractual Rent Expiring As of April 30, 2013 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (3) PERCENTAGE OF TOTAL LEASED GLA (1) CONTRACTUAL RENT EXPIRING (2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3) 2013 286 1,023,943 8.71% $ 31,833,094 9.34% $ 37.37 2014 325 1,030,811 8.77 32,968,381 9.67 43.30 2015 239 905,517 7.70 28,160,040 8.26 40.00 2016 255 1,291,994 10.99 41,399,453 12.14 49.91 2017 204 1,274,549 10.84 36,253,096 10.64 37.62

Projects Opened as of April 30, 2013 43 Note: See page 32 in the Supplemental Package for the quarter ended April 30, 2013 for footnotes. Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Date FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Gross Lease Property Location Opened Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Leasable Area Commitment % (d) 2013 Residential: The Continental Dallas, TX Q1-13 100% 100% 54.8$ 54.8$ 54.8$ 203 5,000 28% Prior Two Years Openings of Rental Properties Retail Centers: The Yards - Boilermaker Shops Washington, D.C. Q4-12 100% 100% 21.9$ 21.9$ 21.9$ 39,000 39,000 63% Westchester's Ridge Hill Yonkers, NY Q2-11/12 70% 100% 891.1 891.1 891.1 1,336,000 1,336,000 61%/70% ( e ) 913.0$ 913.0$ 913.0$ 1,375,000 1,375,000 Residential: The Aster Town Center Denver, CO Q1-12/Q2-12 90% 90% 10.4$ 10.4$ 9.4$ 85 92% Botanica Eastbridge Denver, CO Q3-12 90% 90% 15.4 15.4 13.9 118 98% 8 Spruce Street Manhattan, NY Q1-11/12 18% (f) 26% 0.0 875.7 227.8 899 95% Foundry Lofts Washington, D.C. Q4-11 80% 100% 58.0 58.0 58.0 170 95% 83.8$ 959.5$ 309.1$ 1,272 Total Prior Two Years Openings 996.8$ 1,872.5$ 1,222.1$ (in millions)

Pipeline: Projects Under Construction

As of April 30, 2013

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (e)
					(in millions)					
Retail Center:										
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%	100%	$ 15.9	$ 15.9	$ 15.9	32,000	32,000	80%
Residential:										
120 Kingston	Boston, MA	Q2-14	50% (f)	50%	$ -	$ 134.3	$ 67.2	240	5,000	
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	41.1	41.1	10.3	88	6,000	
Aster Conservatory Green (Northfield)	Denver, CO	Q3-13/14	90%	90%	50.0	50.0	45.0	352	-	
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q2-14	25%	25%	183.9	183.9	46.0	363	4,000	
1111 Stratford	Stratford, CT	Q3-13/Q4-13	100%	100%	23.8	23.8	23.8	128	-	
The Yards - Twelve12	Washington, D.C.	Q3-14	80% (g)	100%	120.4	120.4	120.4	218	88,000	Retail: 90%
3700M (West Village)	Dallas, TX	Q3-14/15	25% (h)	25% (h)	0.0	89.1	22.3	381	-	
					$ 419.2	$ 642.6	$ 335.0	1,770	103,000	
Total Under Construction					$ 435.1	$ 658.5	$ 350.9			
Fee Development Project (i)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	-	$ 0.0	$ 135.0	$ 0.0	234,000		

Note: See page 32 in the Supplemental Package for the quarter ended April 30, 2013 for footnotes.

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Additional Projects Under Development (As of April 30, 2013)

Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $809.6 million ($1,011.4 million at full consolidation) of Projects Under Development ("PUD") on our balance sheet and pro-rata mortgage debt of $176.2 million ($235.7 million at full consolidation).

1) *Atlantic Yards* - Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which opened in September 2012 and was designed by the award-winning firms Ellerbe Becket and SHoP Architects. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction of the first residential tower, B2 BKLYN, with a total of 363 units, of which 181 are affordable, commenced in December 2012 and is expected to open in Q2-14.

2) *LiveWork Las Vegas* - Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have the new 270,000 square-foot City Hall and is expected to include up to 1 million square feet of office space and 300,000 square feet of retail space. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3) *The Yards* - Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes ground level retail which opened in 2012. The first retail project, Boilermaker Shops, had its first tenant open in Q1-13 and additional tenant construction continues with more expected openings during the summer. The second retail project, Lumber Shed, is expected to open in Q3-13. Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 88,000 square feet of retail space, with lease commitments of 90% already in place for the available retail space.

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Additional Projects Under Development (As of April 30, 2013)

4) *Colorado Science + Technology Park at Fitzsimons* - Aurora, CO

The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children's Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City's 4,700-acre Stapleton mixed-used development.

5) *The Science + Technology Park at Johns Hopkins* - Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, Forest City opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine's Institute for Basic Biomedical Sciences. In December 2012 Forest City completed construction and opened a 492,000 square-foot parking garage at 901 N. Washington Street, providing approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park. Construction of a 234,000 square-foot commercial building commenced in January 2012. This building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH) upon its anticipated opening in Q2-14.

6) *Waterfront Station* - Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7) *300 Massachusetts Avenue* - Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space which will be anchored by Millenium Pharmaceuticals. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

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Military Housing

As of April 30, 2013

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for the following Military Housing development projects and receives agreed upon fees for these services. The following summary includes those projects having a percentage of units both opened and under construction:

Property	Location	Opening/ Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation (in millions)	Total Cost at 100% (in millions)	No. of Units
***Military Housing* - Under Construction**						
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$ 0.0	$ 479.3	1,141
Air Force – Southern Group:						
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	76.5	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	152.7	630
Total Under Construction				**$ 0.0**	**$ 718.7**	**2,138**

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $1,495,000 and $2,795,000 for the three months ended April 30, 2013 and 2012, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,680,000 and $3,547,000 for the three months ended April 30, 2013 and 2012, respectively.

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Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING 48 $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,967 $11,201 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562

SELECT FINANCIAL COVENANTS Forest City’s bank revolving credit facility contains certain restrictive financial covenants. A summary of select financial covenants as defined in each agreement, all of which Forest City is compliant with at April 30, 2013, follows: 49 Requirement As of Current As of As of As of Per Agreement April 30, 2013 "Cushion" January 31, 2013 October 31, 2012 July 31, 2012 Credit Facility Financial Covenants D bt Service Coverage Ratio………………….1.40x 1.71x 0.31x 1.84x 1.88x 1.88x Debt Yield Ratio (1) ……………………………………..>9% 11.29% 2.29% 12.32% N/A N/A Cash Flow Coverage Ratio……………………………2.75x 3.19x 0.44x 3.62x 3.47x 3.38x Total Development Ratio……………………….<17% 8.53% 8.47% 8.61% 8.81% 10.89% (1) Beginning January 31, 2013, the Company is required to maintain a quarterly minimum debt yield.

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ASSET SALES

(dollars in thousands)

	Count	Cash Proceeds	Net Sales Price	Annualized NOI	Cap rate	Leverage
Total (12 Yr + YTD 2013: 2001-2013)	112	$1,578,507	$3,819,110	$244,455	6.4%	59%
Total (10 Yr: 2003-2012)	99	$1,461,583	$3,565,355	$223,519	6.3%	59%
Total (7 Yr: 2006-2012)	78	$1,250,357	$2,984,549	$187,754	6.3%	58%
Total (5 Yr: 2008-2012)	62	$ 814,715	$2,215,830	$138,275	6.2%	63%

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Sustainability at Forest City 52 • Commitment o A corporate core value since 2003 o Dedicated Energy and Sustainability Department o First Corporate Social Responsibility (CSR) report, following Global Reporting Initiative (GRI) framework, to be published in June 2013 • Results o Energy Efficiency: o Strategic energy management programs have reduced energy used by 4.4% and saved $2.5 million since our 2010 baseline year o December 2011 – Joined the national Better Buildings Challenge, a U.S. Department of Energy initiative, and pledged to reduce energy use by 20% by 2020 across 14 million s.f. of the overall portfolio o Green Building: o 45+ projects certified or seeking certification (LEED, Energy Star, others) o Approx. 23.0% of total portfolio is certified or seeking certification (based on cost at pro-rata) o Experience with many LEED Rating Systems, including: New Construction, Core and Shell, Commercial Interiors, Homes, Neighborhood Development (Forest City is among the Top 5 LEED ND users) o Renewable Energy: o In-house capability to develop and manage alternative energy projects o 6.2MW of renewable energy projects (solar, wind, waste-to-energy) deployed on existing Forest City assets as well as stand-alone locations o Forest City included in Calvert Social Index since September, 2010

NET ASSET VALUE COMPONENTS FOOTNOTES 1. Pro-rata Q1 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended April 30, 2013 in the Supplemental Operating Information section of the supplemental package, filed with the SEC on form 8-k on June 4, 2013. 2. The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows: a) NOI for 8 Spruce Street, Continental Building, Botanica Eastbridge (Apartments) and The Yards - Boilermaker Shops (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased up properties. See note 5, which describes the treatment of Westchester's Ridge Hill. b) Annual NOI for the Barclays Center Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q1 2013 NOI to arrive at an annual stabilized NOI of $38.5 million. In addition, we include stabilization adjustments from quarterly NOI as follows: c) Due to the temporary decline in occupancy at One Pierrepont Plaza, we have included a stabilization adjustment to the Q1 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an ongoing estimate. d) Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q1 2013 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013, which we believe to be an ongoing estimate. e) Due to the seasonality of conventions at our hotels, we have included a stabilization adjustment to the Q1 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an ongoing estimate. f) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million. g) Other excludes write-offs of abandoned development projects of $0.1 million, tax credit income of $5.4 million, income generated from outlot sales of $10.2 million and certain non-recurring development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3. Pro-rata annualized stabilized NOI is calculated by taking the Q1 2013 stabilized NOI times a multiple of four. 4. Amounts are derived from the respective pro-rata balance sheet line item as of April 30, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, filed with the SEC on form 8-k on June 4, 2013. 5. During the initial lease up period of Westchester's Ridge Hill, exclusive to this disclosure, all project costs and related debt were reclassified to "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and debt have been removed from the CRP section of the NAV schedule. 6. Includes $166.8 million of straight-line rent receivable (net of $16.0 million of allowance for doubtful accounts). 7. Includes $38.2 million of straight-line rent payable. 53

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies. Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) other non-recurring items; x) the Nets pre-tax FFO; and xi) income taxes on FFO. We have historically included the change in the fair market value of our nondesignated derivatives recorded as interest expense in the calculation of Operating FFO. We believe these changes in fair market value relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the three months ended April 30, 2013, we have modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives. Prior period comparisons were adjusted for comparability purposes. 54

RECONCILIATION OF OPERATING FFO TO FFO 55 Pro-Rata Consolidation 2013 2012 % Change Portfolio Pre-tax FFO: Commercial Group 51,832$ 98,555$ Residential Group 23,844 31,939 Arena (2,014) 1,749 Land Group 2,856 1,064 Adjustments to Portfolio Pre-Tax FFO: Net gain on land held for divestiture activ ity (305) — Abandoned development project write-offs 80 447 Tax credit income (5,391) (3,925) Loss on extinguishment of portfolio debt 248 531 Change in fair market value of nondesignated hedges 1,593 (4,521) Straight-line rent adjustments (2,299) (4,835) Non-recurring land sales (8,927) (36,484) Adjustments to Portfolio Pre-Tax FFO subtotal (15,001) (48,787) Portfolio Pre-tax Operating FFO 61,517 84,520 (27.2)% Corporate Group Pre-tax FFO (34,908) (26,610) Loss on extinguishment of debt - Corporate Group 5,026 — Operating FFO 31,635 57,910 (45.4)% Nets Pre-tax FFO (2,981) (6,958) Add back adjustments to Portfolio Pre-Tax FFO above 15,001 48,787 Add back loss on extinguishment of debt - Corporate Group (5,026) — Income tax benefit (expense) on FFO 14,514 (10,587) FFO 53,143$ 89,152$ (40.4)% Three Months Ended April 30, (in thousands)

RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO 56 (1) See page 26 in the Supplemental Package for the quarter ended April 30, 2013 for footnotes. 2013 2012 Net earnings (loss) attributable to Forest City Enterprises, Inc. (19,368)$ 22,752$ Depreciation and Amortization—Real Estate Groups 81,440 70,417 Impairment of depreciable rental properties — 1,381 Gain on disposition of rental properties (14,537) (7,914) Income tax expense (benefit) adjustments — current and deferred (1) Gain on disposition of rental properties 5,608 3,052 Impairment of depreciable rental properties — (536) FFO 53,143$ 89,152$ FFO Per Share - Diluted Numerator (in thousands) : FFO 53,143$ 89,152$ I f-Converted Method (adjustments for interest, net of tax): 3.625% Puttable Senior Notes due 2014 1,032 1,110 5.00% Convertible Senior Notes due 2016 382 382 4.25% Convertible Senior Notes due 2018 2,277 2,277 FFO for per share data 56,834$ 92,921$ Denominator Weighted average shares outstanding—Basic 184,821,775 169,206,594 Effect of stock options, restricted stock and performance shares 1,208,603 937,272 Effect of convertible preferred stock 325,002 14,550,257 Effect of convertible debt 32,533,801 33,499,503 Effect of convertible Class A Common Units 3,646,755 3,646,755 Weighted average shares outstanding - Diluted 222,535,936 221,840,381 FFO Per Share 0.26$ 0.42$ Three Months Ended April 30, (in thousands)

INVESTOR PRESENTATION, JUNE 2013 Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $10.6 billion in total assets (4/30/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net